Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FOURTH QUARTER & FULL YEAR 2014 RESULTS

Newport Beach, CA – February 26, 2015 – American Vanguard Corporation (NYSE:AVD) today announced financial results for the fourth quarter and full year ended December 31, 2014.

Fiscal 2014 Fourth Quarter Financial Highlights – versus Fiscal 2013 Fourth Quarter:

•	Net sales were $77.6 million in Q4 2014 compared to $75.5 million in Q4 2013.

•	Net income was $1.8 million in Q4 2014 compared to $0.3 million in Q4 2013.

•	Earnings per diluted share were $0.06 in Q4 2014 versus $0.01 in Q4 2013.

Fiscal 2014 Financial Highlights – versus Fiscal 2013:

•	Net sales were $298.6 million in FY 2014 compared to $381.0 million in FY 2013.

•	Net income was $4.8 million in FY 2014 compared to $34.4 million in FY 2013.

•	Earnings per diluted share were $0.17 in FY 2014 versus $1.19 in FY 2013.

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “Our performance in 2014 was significantly influenced by reduced procurement of our corn products by the Midwest distribution channel. Persistent rainfall during the spring of 2013 led to substantial unplanted acres, significant amounts of unapplied crop protection inputs and a build-up of unused inventories stockpiled at distributors, retailers and growers. Understandably, these large carryover inventories prompted a sharp reduction in restocking orders during 2014, as excess supplies were worked down. Reduced sales of our corn products were the primary drivers of our 2014 revenue decline, offsetting the stability and modest growth of our sales in other crop segments.”

Mr. Wintemute continued: “The prospects for 2015 planting inputs remain uncertain, as lower corn commodity prices and lower corn grower profitability may lead to cautious purchasing in the Midwest. However, the level of inventory of our corn products in the distribution channel has substantially normalized and as a result, more typical procurement patterns may resume in 2015. While such a recovery could be impacted by near-term commodity prices and crop rotation decisions on the farm, we expect demand for our yield enhancing corn products to continue to grow in the long term.”

Mr. Wintemute concluded: “During recent years of outstanding earnings and revenue growth, American Vanguard expanded its infrastructure. In light of current market conditions, however, management has taken significant steps to streamline manufacturing costs and reduce operating expenses through workforce reductions, compensation adjustments and vendor contract renegotiations. These measures will enable us to attain greater operating efficiency while continuing to make progress on product innovation, equipment systems development and international expansion. Also, we continue to strengthen our balance sheet through tightened working capital control, particularly with regard to inventory.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele, EVP & COO, and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Thursday, February 26, 2015. Interested parties may participate in the call by dialing (201) 493-6744. Please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com
(212) 836-9611

AMERICAN VANGUARD CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Years ended December 31, 2014, 2013 and 2012

(In thousands, except per share data)

	2014	2013	2012
Net sales	$298,634	$381,021	$366,190
Cost of sales	184,138	209,674	205,065

Gross profit	114,496	171,347	161,125
Operating expenses	107,786	115,612	101,802

Operating income	6,710	55,735	59,323
Interest expense	3,172	2,176	2,872
Interest income	(19)	(1)	(1)
Interest capitalized	(87)	(274)	(400)

Income before provision for income taxes and loss on equity investment	3,644	53,834	56,852
Income taxes (benefit) expense	(451)	18,916	20,026

Income before loss on equity investment	4,095	34,918	36,826
Less net loss from equity method investment	(29)	(986)	—

Net income	4,066	33,932	36,826
Add back net loss attributable to non-controlling interest	775	517	41

Net income attributable to American Vanguard	$4,841	$34,449	$36,867

Change in fair value of interest rate swaps	340	388	158
Foreign currency translation adjustment	(1,262)	326	330

Comprehensive income	$3,919	$35,163	$37,355

Earnings per common share—basic	$.17	$1.22	$1.32

Earnings per common share—assuming dilution	$.17	$1.19	$1.28

Weighted average shares outstanding—basic	28,436	28,301	27,914

Weighted average shares outstanding—assuming dilution	28,912	28,899	28,756

AMERICAN VANGUARD CORPORATION

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2014 and 2013

(In thousands, except share data)

	2014	2013
Assets
Current assets:
Cash and cash equivalents	$4,885	$6,680
Receivables:
Trade, net of allowance for doubtful accounts of $166 and $392, respectively	86,027	74,060
Other	2,396	892

	88,423	74,952

Inventories	165,631	139,830
Prepaid expenses	13,415	11,435
Income taxes receivable	5,964	10,088
Deferred income tax assets	8,731	6,521

Total current assets	287,049	249,506
Property, plant and equipment, net	50,026	52,468
Intangible assets, net of applicable amortization	100,211	107,007
Other assets	35,885	38,462

	$473,171	$447,443

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of other notes payable	$71	$69
Current installments of other liabilities	1,357	2,132
Accounts payable	20,411	40,702
Deferred revenue	898	3,788
Accrued program costs	52,546	53,630
Accrued expenses and other payables	5,962	10,178

Total current liabilities	81,245	110,499
Long-term debt and other notes payable, excluding current installments	99,455	51,676
Other liabilities, excluding current installments	3,309	4,143
Deferred income tax liabilities	28,159	23,330

Total liabilities	212,168	189,648

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 31,550,477 shares in 2014 and 31,092,782 shares in 2013	3,156	3,109
Additional paid-in capital	66,232	60,160
Accumulated other comprehensive loss	(1,970)	(1,048)
Retained earnings	202,488	202,470

	269,906	264,691
Less treasury stock at cost, 2,450,634 shares in 2014 and 2,380,634 shares in 2013	(8,269)	(6,738)

American Vanguard Corporation stockholders’ equity	261,637	257,953
Non-controlling interest	(634)	(158)

Total stockholders’ equity	261,003	257,795

	$473,171	$447,443

AMERICAN VANGUARD CORPORATION

AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2014, 2013 and 2012

(In thousands)

	2014	2013	2012
Increase cash
Cash flows from operating activities:
Net income	$4,066	$33,932	$36,826
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization of fixed and intangible assets	16,332	14,845	13,487
Amortization of other long term assets	5,811	4,598	2,925
Amortization of discounted liabilities	324	174	818
Stock-based compensation	4,153	3,819	2,950
Tax benefit from exercise of stock options	(300)	(440)	(621)
Increase (decrease) in deferred income taxes	2,619	2,523	(886)
Operating loss from equity method investment	983	986	—
Gain from dilution of equity method investment	(954)	—	—
Changes in assets and liabilities associated with operations:
(Increase) decrease in net receivables	(13,471)	2,351	(7,505)
Increase in inventories	(25,801)	(51,879)	(16,883)
Decrease (increase) in income tax receivable/payable, net	4,424	(10,961)	2,137
Increase in prepaid expenses and other assets	(4,743)	(19,733)	(23,725)
(Decrease) increase in accounts payable	(19,951)	8,252	9,781
(Decrease) increase in deferred revenue	(2,890)	(16,639)	12,856
(Decrease) increase in other payables and accrued expenses	(4,697)	21,958	8,264

Net cash (used in) provided by operating activities	(34,095)	(6,214)	40,424

Cash flows from investing activities:
Capital expenditures	(7,180)	(15,260)	(17,628)
Investment	(500)	(3,687)	—
Acquisitions of intangible assets	—	—	(3,473)

Net cash used in investing activities	(7,680)	(18,947)	(21,101)

Cash flows from financing activities:
Net borrowings under line of credit agreement	47,850	51,550	—
Payments on long-term debt	—	(46,000)	(8,443)
Payment on other long-term liabilities	(1,756)	(1,831)	(6,035)
Tax benefit from exercise of stock options	300	440	621
Decrease in other notes payable	—	(6,154)	(51)
Repurchases of common stock	(1,531)	(1,934)	—
Proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock options)	1,666	1,610	3,227
Non-controlling interest contribution	299	—	400
Payment of cash dividends	(5,672)	(4,804)	(6,148)

Net cash provided by (used in) financing activities	41,156	(7,123)	(16,429)

Net (decrease) increase in cash	(619)	(32,284)	2,894
Effect of exchange rate changes on cash	(1,176)	488	497
Cash and cash equivalents at beginning of year	6,680	38,476	35,085

Cash and cash equivalents at end of year	$4,885	$6,680	$38,476

Supplemental cash flow information:
Cash paid (received) during the year for:
Interest	$2,298	$1,777	$1,891

Income taxes	$(8,206)	$25,271	$18,048